GEORGE BRENNER, CPA

A Professional Corporation

10680 W. PICO BOULEVARD, SUITE 260

LOS ANGELES, CALIFORNIA 90064

310/202-6445 – Fax 310/202-6494

February 20, 2007

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Parafin Corporation – Form S-8 POS

Dear Sir/Madame:

As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 POS of my report dated January 7, 2007 in Parafin Corporation’s Form 10-KSB for the fiscal year ended September 30, 2007, and to all references to my firm included in this Registration Statement.

Sincerely,

/s/ George Brenner

George Brenner, C.P.A.